U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2004

UCN, INC.
(Exact name of registrant as specified in its charter)

0-26917
(Commission File No.)

Delaware	87-0528557
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

14870 Pony Express Road, Bluffdale, Utah 8406
(Address of principal executive offices)

(801) 320-3300
(Registrant’s telephone number)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 8.01         Other Events

Preferred Stock Redemption

On December 29, 2004 UCN, Inc. gave notice to the holders of Series A Convertible Preferred Stock (“Series A Stock”) and Series B Convertible Preferred Stock (“Series B Stock”) that it is redeeming all outstanding shares of both series on January 29, 2005. There are 1,753,993 shares of Series A Stock outstanding with a total redemption value of $3,507,986 and 397,800 shares of Series B Stock outstanding with a total redemption value of $3,978,000.

Holders of the Series A Stock and Series B Stock are entitled to convert their preferred shares to common stock prior to January 29, 2005. If all of the Series A Stock is converted to common, UCN will issue an additional 1,753,993 shares of common stock. If all of the Series B Stock is converted to common, UCN will issue an additional 1,989,000 shares of common stock.

Change in Chief Executive Officer Effective

In a report on Form 8-k dated September 29, 2004 UCN reported under Item 5.2 the election of Paul Jarman to the position of Chief Executive Officer effective January 1, 2005. Mr. Jarman assumed the position of Chief Executive Officer on that date. Theodore Stern, the former Chief Executive Officer, continues to serve as Chairman of the Board of UCN.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UCN, INC.

Date: January 3, 2005	By:	/s/ Paul Jarman
Paul Jarman, President